UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2014

CONVERGYS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-14379	31-1598292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 East Fourth Street
Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As noted previously on the Current Report on Form 8-K of Convergys Corporation (the “Company”) dated January 6, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated January 6, 2014, with SGS Holdings, Inc., a Delaware corporation (“Stream”), and Comet Merger Co., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of certain closing conditions, Merger Sub will merge with and into Stream, with Stream surviving as a wholly-owned subsidiary of the Company (the “Merger”).

On January 6, 2014, Convergys Corporation (the “Company”) held a conference call with financial analysts and investors regarding its entry into a merger agreement for the acquisition of SGS Holdings, Inc. in a transaction that is expected to close in the first quarter of fiscal year 2014. The investor presentation relating to, and transcript of, such conference call are attached and furnished as Exhibits 99.1 and 99.2 to this Form 8-K Current Report, respectively, and are incorporated herein by reference. An archived version of the conference call webcast is available on the Investor Relations section of the Company’s website www.convergys.com.

Information contained herein, including Exhibits 99.1 and 99.2, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the investor presentation and transcript is not intended to constitute a representation that such furnishing is required by Regulation FD or that the investor presentation or transcript includes material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document Designation

99.1	Convergys Corporation Investor Presentation, dated January 6, 2014

99.2	Convergys Corporation Investor Conference Call Transcript, dated January 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2014

CONVERGYS CORPORATION

By:	/s/ Jarrod B. Pontius
Name: Jarrod B. Pontius Title: Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Convergys Corporation Investor Presentation, dated January 6, 2014

99.2	Convergys Corporation Investor Conference Call Transcript, dated January 6, 2014.